AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 1995
                                                               File No. 811-5824
=============================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 6



                         DOMINI SOCIAL INDEX PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)




                6 St. James Avenue, Boston, Massachusetts 02116

                    (Address of Principal Executive Offices)




        Registrant's Telephone Number, including Area Code: 617-423-0800




      Philip W. Coolidge, 6 St. James Avenue, Boston, Massachusetts 02116

                    (Name and Address of Agent for Service)

=============================================================================
                                                                 DSI73C

DSI73C

                                EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

DSI73C
                                     PART A

         Responses to Items 1 through 3 and 5-A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.

         The Domini Social Index Portfolio (the "Portfolio") is a no-load, diversified, open-end investment company which was organized as a trust under the laws of the State of New York on June 7, 1989. Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

         The investment objective of the Portfolio is to provide its investors with long-term total return which corresponds to the total return performance of the Domini Social IndexSM (sometimes referred to herein as the "Index"), an index comprised of stocks selected based upon the Portfolio's social criteria. There can be no assurance that the Portfolio will achieve its investment objective.

         The Portfolio seeks to achieve its investment objective by investing its assets in the common stocks comprising the Domini Social Index. The Portfolio will approximate the weightings of securities held by the Portfolio to the weightings of the stocks in the Index, except as described below, and will seek a correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation. As of September 30, 1995, the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index was .99. To the extent practicable, the Portfolio will attempt to be fully invested. The Portfolio's ability to duplicate the performance of the Domini Social Index will depend to some extent on the size and timing of cash flows into and out of the Portfolio as well as the Portfolio's expenses. Adjustments in the securities holdings of the Portfolio to accommodate cash flows will track the Domini Social Index to the extent practicable, but this will result in brokerage expenses.

         Social Criteria -- The Domini Social Index is a common stock index developed and maintained by the Kinder, Lydenberg, Domini & Co., Inc., the Portfolio's investment adviser ("KLD" or the "Adviser"), comprised of the common stocks of approximately 400 companies which meet certain social criteria. The weightings of the stocks comprising the Index are based upon market capitalization. The criteria used in developing and maintaining the Domini Social Index involve subjective judgment by the Adviser. The Adviser seeks to exclude companies which, based on data available to the Adviser, derive more than 2% of their gross revenues from the sale of military weapons; derive any revenues from the manufacture of tobacco products or alcoholic beverages; derive any revenues from gambling enterprises; or own directly or operate nuclear power plants or participate in businesses related to the nuclear fuel cycle. In evaluating stocks for inclusion in the Index, the Adviser considers criteria such as environmental performance, particularly in taking positive initiatives in environmental matters; its employee relations; its corporate citizenship; and the quality of a company's products and its attitudes with regard to consumer issues. Environmental performance includes a company's record on waste disposal, toxic emissions, fines or penalties, and efforts in waste and emissions reductions, recycling, and the use of environmentally beneficial fuels. Corporate citizenship includes a company's record on philanthropic activities and its interaction with the communities it affects. Employee relations includes a company's record with regard to labor matters, its commitment to work place safety and to equal employment opportunity (reflected, for example, in the number of women and minorities in executive positions), the breadth, quality and innovation of its employee benefit programs, and its commitment to provide employees with a meaningful participation in company profits either through stock purchase or profit sharing plans.

         The Adviser intends to vote proxies of companies included in the Portfolio consistent with the social criteria used in developing and maintaining the Index.

         Index Management -- The Portfolio is not managed in the traditional investment sense, since changes in the composition of its securities holdings are made in order to track the changes in the composition of securities included in the Index. Moreover, inclusion of a stock in the Domini Social Index does not imply an opinion by the Adviser as to the merits of that specific stock as an investment. However, the Adviser believes that enterprises which exhibit a social awareness, based on the criteria described above, should be better prepared to meet future societal needs for goods and services and may also be less likely to incur certain legal liabilities that may be incurred when a product or service is determined to be harmful, and that such enterprises should over the longer term be able to provide a positive return to investors.

         In selecting stocks for inclusion in the Index:

         1. The Adviser evaluated, in accordance with the social criteria described above, each of the companies the stocks of which comprise the S&P 500. If a company whose stock was included in the S&P 500 met the Adviser's social criteria and met the Adviser's further criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover, it was included in the Domini Social Index. As of September 30, 1995, of the 500 companies whose stocks comprised the S&P 500, approximately 51% were included in the Index.

         2. The remaining stocks comprising the Domini Social Index (i.e., those which are not included in the S&P 500) were selected based upon the Adviser's evaluation of the social criteria described above, as well as upon the Adviser's criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover. Because of the social criteria applied in the selection of stocks comprising the Domini Social Index, industry sector weighting in the Domini Social Index may vary materially from the industry weightings in other stock indices, including the S&P 500, and certain industry sectors will be excluded altogether.

         The component stocks of the S&P 500 are chosen by Standard & Poor's Corporation ("S&P") solely with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the New York Stock Exchange common stock population, taken as the assumed model for the composition of the total market. Construction of the S&P 500 by S&P proceeds from industry groups to the whole. Since some industries are characterized by companies of relatively small stock capitalization, the S&P 500 does not comprise the 500 largest companies listed on the New York Stock Exchange. Not all stocks included in the S&P 500 are listed on the New York Stock Exchange. However, the total market value of the S&P 500 as of September 30, 1995 represented 76% of the aggregate market value of common stocks traded on the New York Stock Exchange.

         Inclusion of a stock in the S&P 500 Index in no way implies an opinion by S&P as to its attractiveness as an investment, nor is S&P a sponsor of or otherwise affiliated with the Portfolio.

         Some of the stocks included in the Domini Social IndexSM may be stocks of foreign issuers (provided that the stocks are traded in the United States in the form of American Depositary Receipts or similar instruments the market for which is denominated in United States dollars). Securities of foreign issuers may represent a greater degree of risk (i.e., as a result of exchange rate fluctuation, tax provisions, war or expropriation) than do securities of domestic issuers.

         The weightings of stocks in the Domini Social Index are based on each stock's relative total market capitalization (i.e., market price per share times the number of shares outstanding). Because of this weighting, as of September 30, 1995 approximately 38% of the Domini Social Index was comprised of the 20 largest companies in that Index.

         The Adviser may exclude from the Domini Social Index stocks issued by companies which are in bankruptcy or whose bankruptcy the Adviser believes may be imminent.

         The Portfolio intends to readjust its securities holdings periodically such that those holdings will correspond, to the extent reasonably practicable, to the Domini Social Index both in terms of composition and weighting. The timing and extent of adjustments in the holdings of the Portfolio, and the extent of the correlation of the holdings of the Portfolio with the Domini Social Index, will reflect the judgment of Mellon Equity Associates ("Mellon Equity" or the "Manager") as to the appropriate balance between the goal of correlating the holdings of the Portfolio with the composition of the Index, and the goals of minimizing transaction costs and keeping sufficient reserves available for anticipated redemptions of shares. To the extent practicable, the Portfolio will seek a correlation between the weightings of securities held by the Portfolio to the weightings of the securities in the Index of 0.95 or better. Subject to the goal of achieving a 0.95 or better correlation between the weightings of the securities held by the Portfolio and the weightings of the securities in the Index, the Manager may slightly overweight and/or underweight certain holdings of the Portfolio compared to the Index in an effort to enhance the performance of the Portfolio to help offset the expenses of the Portfolio and the effect of the size and timing of cash flows into and out of the Portfolio. There can be no assurances, of course, that such portfolio enhancement strategies will be successful, and the performance of the Portfolio may as a result be worse than if such strategies were not undertaken. The Board of Trustees of the Portfolio will receive and review, at least quarterly, a report prepared by the Manager comparing the performance of the Portfolio with that of the Index, and comparing the composition and weighting of the Portfolio's holdings with those of the Index, and will consider what action, if any, should be taken in the event of a significant variation between the performance of the Portfolio and that of the Index, or between the composition and weighting of the Portfolio's securities holdings with those of the stocks comprising the Index. If the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index falls below 0.95, the Board of Trustees will review with the Manager methods for increasing such correlation, such as through adjustments in securities holdings of the Portfolio.

         The Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States Government, bankers' acceptances, commercial paper or certificates of deposit, provided that the issuer satisfies the Adviser's social criteria. The Portfolio does not currently intend to invest in direct obligations of the United States Government. Short-term debt securities purchased by the Portfolio will be rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 + or A-1 by S&P or, if not rated, determined to be of comparable quality by the Portfolio's Board of Trustees. The Portfolio's policy is to hold its assets in such securities pending readjustment of its holdings of stocks comprising the Domini Social Index and in order to meet anticipated redemption requests. Such investments are not intended to be used for defensive purposes in periods of anticipated market decline.

         Frequent changes in the Portfolio's holdings may result from the policy of attempting to correlate the Portfolio's securities holdings with the composition of the Index, and the frequency of such changes will increase as the rate and volume of purchases and redemptions of shares of the Portfolio increases. The annual portfolio turnover rates of the Portfolio for the fiscal years ended July 31, 1994 and July 31, 1995 were 8% and 6%, respectively.

         The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Portfolio will not engage in brokerage transactions with the Adviser, the Manager or the Administrator or any of their respective affiliates or any affiliate of the Portfolio. For further discussion regarding securities trading by the Portfolio, see Part B of this Registration Statement.

         Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, the Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. Such loans would be required to be secured continuously by collateral and cash or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on five days' notice. During the existence of a loan, the Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. The Portfolio may pay finder's and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

         Although it has no current intention to do so, the Portfolio may make short sales of securities or maintain a short position, if at all times when a short position is open the Portfolio owns an equal amount of such securities, or securities convertible into such securities.

         The approval of the investors in the Portfolio is not required to change the investment objective or any of the investment policies discussed above.

         Part B of this Registration Statement includes a discussion of other investment policies and a listing of specific investment restrictions which govern the investment policies of the Portfolio. Certain of the investment restrictions listed in Part B of this Registration Statement may not be changed without the approval of the investors in the Portfolio.

Item 5.  Management of the Portfolio.

         The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. KLD is the investment adviser of the Portfolio. The address of KLD is 7 Dana Street, Cambridge, Massachusetts 02138. A majority of the Portfolio's Trustees are not affiliated with KLD. Signature Broker-Dealer Services, Inc. ("Signature") is the Portfolio's administrator (the "Administrator"), and supervises the administrative and business affairs of the Portfolio. The Portfolio's transfer agent and dividend paying agent is Investors Bank & Trust Company ("IBT"). The address of IBT is 79 Milk Street, Boston, Massachusetts 02205.

         KLD provides advice to the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). The services provided by the Adviser consist of determining the stocks to be included in the Index and evaluating, in accordance with the Adviser's social criteria, debt securities which may be purchased by the Portfolio. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.05% of the Portfolio's average daily net assets, on an annualized basis for the Portfolio's then current fiscal year.


         "DominiSM" and "Domini Social IndexSM" are service marks of KLD. Pursuant to an agreement with the Portfolio, the Portfolio will be required to discontinue use of such service marks if KLD ceases to be the investment adviser of the Portfolio.


         Amy Lee Domini is a principal executive officer of KLD. Ms. Domini is a Chartered Financial Analyst and has been in the investment field for twenty years. She has co-authored two books on social investing, Ethical Investing

(Addison - Wesley, 1986) and The Social Investment Almanac (Henry Holt reference books, 1992) and is currently a trustee of Loring, Wolcott & Coolidge, a firm of private trustees. Ms. Domini serves on the Governing Board of the Interfaith Center on Corporate Responsibility and is a former member of the Board of the National Association of Community Development Loan Funds. She is a member of both the Committee on Trust Funds and the Church Pension Fund at the Episcopal Church (USA). Ms Domini has wanted to promote both shareholder activism and community development investing which, in combination with the integration of social criteria into investment decisions, in her view serve to encourage the business community to accept more responsibility for its impact on society.

         Peter D. Kinder, president of KLD, received his training as a lawyer and has practiced in both the public and private sectors with a particular emphasis on administrative law. He co-authored Law and Business (McGraw-Hill, 1990 [3d ed.]), Ethical Investing (Addison-Wesley, 1986) and The Social Investment Almanac (Henry Holt Reference Books, 1992). As a member of the Board of the Social Investment Forum, Mr. Kinder participated in the Forum's CERES Project which developed the Valdez Principles proposing environmental standards to be adopted by U.S. corporations.

         Steven D. Lydenberg, Director of Research of KLD, has been active in social research for nineteen years. For twelve years he served the Council on Economic Priorities, ultimately as Director of Corporate Accountability Research. From 1987 to 1989, Mr. Lydenberg was an investment associate with Franklin Research and Development, where he edited Franklin's newsletter, Investing for a Better World. Mr. Lydenberg has authored numerous publications on issues of corporate social responsibility, including Rating America's Corporate Conscience (Addison-Wesley, 1986) and The Social Investment Almanac (Henry Holt Reference Books, 1992), as well as co-authored Investing for Good (Herbert Collins, 1993).
He is a Chartered Financial Analyst.

         Mellon Equity manages the Portfolio on a day-to-day basis pursuant to an Investment Management Agreement (the "Management Agreement"). Mellon Equity does not determine the composition of the Domini Social Index.

         Prior to November 21, 1994, the investment manager of the Portfolio was State Street Bank and Trust Company (the "Former Manager"). For the fiscal year ended July 31, 1994, the Former Manager voluntarily waived a portion of its management fees and was paid investment management fees equal to 0.07% of the average daily net assets of the Portfolio. On October 5, 1994 the Portfolio notified the Former Manager of its intent to terminate the investment management agreement between the Portfolio and the Former Manager (the "Former Agreement").

         The Board of Trustees of the Portfolio has authorized the Portfolio to enter into a new investment management agreement (the "Management Agreement") with Mellon Equity, pursuant to which Mellon Equity assumed responsibilities for the management of the Portfolio's assets on November 21, 1994. Except for the investment management fee to be paid thereunder, the terms and conditions of the Management Agreement are not substantially different from the terms and conditions of the Former Agreement. Under the Management Agreement, the Portfolio will pay Mellon Equity an investment management fee equal on an annual basis to the following percentages of the Portfolio's average daily net assets for its then-current fiscal year: 0.10% of assets up to $50 million; 0.30% of assets between $50 million and $100 million; 0.20% of assets between $100 million and $500 million; and 0.15% of assets over $500 million.

         Mellon Equity is a Pennsylvania business trust whose sole beneficiary is MBC Investment Corporation, a wholly-owned subsidiary of Mellon Bank Corporation. Mellon Equity has been registered as an investment adviser under the Investment Advisers Act of 1940 since 1986. Prior to 1987, the Manager was part of the Equity Management Group of Mellon Bank Corporation's Trust and Investment Department, which has managed pension assets since 1947.

         As of September 30, 1995, the Manager had approximately $7.6 billion in assets under management.

         Mellon Equity believes that the performance of investment management services for the Portfolio will not violate the Glass-Steagall Act or other applicable banking laws or regulations. However, future statutory or regulatory changes, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, could prevent Mellon Equity from continuing to perform such services for the Portfolio. If Mellon Equity were prohibited from acting as investment manager to the Portfolio, it is expected that the Trustees would recommend to shareholders approval of a new investment management agreement with another qualified investment manager selected by the Trustees, or that the Trustees would recommend other appropriate action.

         The Portfolio has adopted an Administrative Services Plan which provides that the Portfolio may obtain the services of an administrator, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services. Pursuant to an Administrative Services Agreement (the "Administrative Agreement"), Signature provides the Portfolio with general office facilities and supervises the overall administrative and business affairs of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Portfolio; the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations; and arranging for the maintenance of books and records of the Portfolio. Signature provides persons satisfactory to the Board of Trustees of the Portfolio to serve as officers of the Portfolio. Such officers, as well as certain other employees and Trustees of the Portfolio, may be directors, officers or employees of Signature or its affiliates. For these services and facilities, Signature receives from the Portfolio fees computed and paid monthly at an annual rate equal to 0.05% of the average daily net assets of the Portfolio, in each case on an annualized basis for the Portfolio's then-current fiscal year.

         The Portfolio pays all of its expenses, including the compensation of its Trustees who are not affiliated with Signature; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of and the net income on the Portfolio; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; and the advisory fees payable to the Adviser and the administrative fees payable to the Administrator.

         Pursuant to an expense payment arrangement between Signature and the Portfolio effective January 1, 1995, Signature has agreed to pay all of the operating expenses of the Portfolio. The arrangement will terminate on December 31, 1999 unless sooner terminated by mutual agreement of the parties. Under the arrangement, Signature receives expense payment fees computed and paid monthly from the Portfolio, at an annual rate equal to 0.50% of the Portfolio's average daily net assets for its then-current fiscal year.

Item 6.  Capital Stock and Other Securities.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Portfolio reserves the right to create and issue any number of series, in which case investments in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Fund Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940 (the "1940 Act")). This determination is made once during each such day as of 4:00 p.m., Eastern time. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. At 4:00 p.m., Eastern time, on each Fund Business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern time, on the following Fund Business Day.

         The end of the Portfolio's fiscal year is July 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to Signature at 6 St. James Avenue, Boston, Massachusetts 02116, (617) 423-0800.

Item 7.  Purchase of Securities.

         Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each Fund Business Day.

         Since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         The exclusive placement agent for the Portfolio is Signature. The principal business address of Signature is 6 St. James Avenue, Boston, Massachusetts 02116. Signature receives no additional compensation for serving as the exclusive placement agent for the Portfolio.

Item 8.  Redemption or Repurchase.

         An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.

         Not applicable

DSI73C
                                     PART B

Item 10.  Cover Page.

         Not applicable.

Item 11.  Table of Contents.

                                                           Page

         General Information and History.................. B-1
         Investment Objectives and Policies............... B-1
         Management of the Portfolio...................... B-7
         Control Persons and Principal Holders
           of Securities.................................. B-9
         Investment Advisory, Management and Other
           Services....................................... B-9
         Portfolio Transactions and Brokerage Commissions. B-12
         Capital Stock and Other Securities............... B-14
         Purchase, Redemption and Pricing of Securities... B-15
         Tax Status....................................... B-17
         Underwriters..................................... B-18
         Calculations of Performance Data................. B-18
         Financial Statements............................. B-18

Item 12.  General Information and History.

         Not applicable.

Item 13.  Investment Objectives and Policies.

         The investment objective of the Portfolio is to provide its investors with long-term total return which corresponds to the total return performance of the Domini Social Index (sometimes referred to herein as the "Index"), an index comprised of stocks selected based upon the Portfolio's social criteria. There can be no assurance that the Portfolio will achieve its investment objective.

         The following supplements the information concerning the investment policies of the Portfolio contained in Part A and should read only in conjunction therewith.

         A company which is not included in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") may be included in the Index primarily in order to afford representation to an industrial sector which would otherwise be under- represented in the Index. Because of the social criteria applied in the selection of stocks comprising the Index, industry sector weighting in the Index may vary materially from the industry weightings in other stock indices, including the S&P 500.

         The Portfolio does not purchase securities which the Portfolio believes, at the time of purchase, will be subject to exchange controls or foreign withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments.

         Although the Portfolio has no current intention to do so, the Portfolio may invest in securities which may be resold pursuant to Rule 144A under the 1933 Act.

         It is a fundamental policy of the Portfolio that Portfolio may not invest more than 25% of the total assets of the Portfolio in any one industry, and the Portfolio may and would invest more than 25% of its assets in an industry if stocks in that industry were to comprise more than 25% of the Domini Social Index. Based on the current composition of the Index, this is considered highly unlikely. If the Portfolio were to concentrate its investments in a single industry, the Portfolio would be more susceptible to any single economic, political or regulatory occurrence than would be another investment company which was not so concentrated.

         LOANS OF SECURITIES: The Portfolio may lend its securities to brokers, dealers and financial institutions, provided that (1) the loan is secured continuously by collateral consisting of U.S. Government securities or cash or letters of credit which is marked to the market daily to ensure that each loan is fully collateralized at all times; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned within five business days;
(3) the Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the Portfolio.

         The Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

         In connection with lending securities, the Portfolio may pay reasonable finders, administrative and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the Portfolio, the Adviser or the Manager.

         Although the Portfolio reserves the right to lend its securities, it has no current intention of doing so in the foreseeable future.

         RISK FACTORS INVOLVED IN OPTION CONTRACTS: Although it has no current intention to do so, the Portfolio may in the future enter into certain transactions in stock options for the purpose of hedging against possible increases in the value of securities which are expected to be purchased by the Portfolio or possible declines in the value of securities which are expected to be sold by the Portfolio. Generally, the Portfolio would only enter into such transactions on a short-term basis pending readjustment of its holdings of underlying stocks.

         The purchase of an option on an equity security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a non-refundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

         Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While the Portfolio would establish an option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, and the Portfolio could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on the Portfolio's ability effectively to hedge its portfolio.

         Each exchange on which option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Adviser does not believe that these trading and position limits would have an adverse impact on the possible use of hedging strategies by the Portfolio.

         The approval of the investors in the Portfolio is not required to change the investment objective or any of the investment policies discussed above, including those concerning security transactions.

         INVESTMENT RESTRICTIONS: The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding shares" of the Portfolio, which as used in this Registration Statement means the vote of the lesser of (i) 67% or more of the beneficial interest in the Portfolio present at a meeting, if the holders or more than 50% of the beneficial interest in the Portfolio are present or represented by proxy, or (ii) more than 50% of the beneficial interest in the Portfolio.

         The Portfolio may not:

         (1) borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed (moreover the Portfolio may not purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value) (it is intended that the Portfolio would borrow money only from banks and only to accommodate requests for the withdrawal of all or a portion of a beneficial interest in the Portfolio while effecting an orderly liquidation of securities); for additional related restrictions, see clause (i) under the caption "Non-Fundamental State and Federal Restrictions" below;

         (2) purchase any security or evidence of interest therein on margin, except that the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Portfolio may make deposits of initial deposit and variation margin in connection with the purchase, ownership, holding or sale of options;

         (3) write any put or call option or any combination thereof, provided that this shall not prevent (i) the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities, or (ii) the purchase, ownership, holding or sale of options on securities;

         (4) underwrite securities issued by other persons, except insofar as the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a security;

         (5) make loans to other persons except (a) through the lending of its securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), or (b) through the use of repurchase agreements or the purchase of short term obligations and provided that not more than 10% of the Portfolio's total assets will be invested in repurchase agreements maturing in more than seven days; for additional related restrictions, see paragraph (6) immediately following;

         (6) invest in securities which are subject to legal or contractual restrictions on resale (other than repurchase agreements maturing in not more than seven days and other than securities which may be resold pursuant to Rule 144A under the 1933 Act if the Board of Trustees determines that a liquid market exists for such securities) if, as a result thereof, more than 10% of its net assets (taken at market value) would be so invested (including repurchase agreements maturing in more than seven days);

         (7) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio);

         (8) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 5% of the Portfolio's net assets (taken at market value) is held as collateral for such sales at any one time (it is the present intention of the Portfolio to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes);

         (9) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating paragraph (1) above;

         (10) as to 75% of its assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States or any agency or instrumentality of the United States), except that for purposes of this restriction the issuer of an option shall not be deemed to be the issuer of the security or securities underlying such contract; or

         (11) invest more than 25% of its assets in any one industry unless the stocks in a single industry were to comprise more than 25% of the Domini Social Index, in which case the Portfolio will invest more than 25% of its assets in that industry.

         NON-FUNDAMENTAL STATE AND FEDERAL RESTRICTIONS: In order to comply with certain state and federal statutes and policies, the Portfolio will not as a matter of operating policy:

(i) borrow money for any purpose in excess of 10% of the total assets of the Portfolio (taken in each case at cost) (moreover, the Portfolio will not purchase any securities at any time at which borrowings exceed 5% of its total assets (taken at market value)),

(ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of the net assets of the Portfolio (taken in each case at market value), provided that collateral arrangements with respect to options, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction,

(iii) sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold, and provided that if such right is conditional the sale is made upon the same conditions,

(iv) invest for the purpose of exercising control or management,

(v) purchase securities issued by any registered investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that the Portfolio will not purchase the securities of any registered investment company if such purchase at the time thereof would cause more than 10% of the total assets of the Portfolio (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Portfolio; and provided, further, that the Portfolio shall not purchase securities issued by any open-end investment company,

(vi) invest more than 10% of the net assets of the Portfolio (taken at the greater of cost or market value), in securities (excluding Rule 144A securities) that are restricted as to resale under the 1933 Act,

(vii) invest more than 15% of the net assets of the Portfolio (taken at the greater of cost or market value), (a) in securities that are restricted as to resale by the 1933 Act (including Rule 144A securities), and (b) in securities that are issued by issuers which (including the period of operation of any predecessor company or unconditional guarantor of such issuer) have been in operation less than three years, provided, however, that no more than 5% of the net assets of the Fund or the Portfolio, respectively, are invested in securities issued by issuers which (including predecessors) have been in operation less than three years,

(viii) purchase puts, calls, straddles, spreads and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Portfolio's total assets at the time of such purchase,

(ix) purchase securities of any issuer if such purchase at the time thereof would cause it to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that option contracts shall not be subject to this restriction,

(x) purchase or retain any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio or is an officer or director of the Adviser or the Manager, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value,

(xi) invest more than 5% of the Portfolio's net assets in warrants (valued at the lower of cost or market), but not more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York Stock Exchange Inc. or the American Stock Exchange, or

(xii) make short sales of securities or maintain a short position, unless at all times when a short position is open, the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue and equal in amount to the securities sold short, and unless not more than 10% of the Portfolio's net assets (taken at market value) is represented by such securities, or securities convertible into or exchangeable for such securities, at any one time (the Portfolio has no current intention to engage in short selling).

         Restrictions (i) through (xii) are not fundamental and may be changed by the Portfolio without the approval of its investors in response to changes in the various state and federal requirements.

         PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy; provided that if at any time the ratio of borrowings of the Portfolio to the net asset value of the Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by Section 18(f).

Item 14.  Management of the Portfolio.

         The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 6 St. James Avenue, Boston, Massachusetts 02116.

                                                                        Trustees

AMY LEE DOMINI* -- Chair and Trustee of the Portfolio; Officer of Kinder, Lydenberg, Domini & Co., Inc.; Trustee, Loring, Wolcott & Coolidge (since 1987).

PHILIP W. COOLIDGE* -- President and Trustee of the Portfolio; Chief Executive Officer, Signature Financial Group, Inc. ("SFG") (since December, 1988).

ALLEN M. MAYES -- 7985 Willow Creek Drive, Beaumont, Texas 77707; Trustee of the Portfolio; Senior Associate General Secretary of the General Board of Pensions of the United Methodist Church (since May, 1982); Member of the Board of Directors of Investor Responsibility Research Center (since January, 1989); Member of Board of Trustees of Wiley College (since November, 1969).

TIMOTHY SMITH -- 475 Riverside Drive, New York, New York 10115; Trustee of the Portfolio; Executive Director of the Interfaith Center on Corporate Responsibility (since 1974).

FREDERICK C. WILLIAMSON -- Five Roger Williams Green, Providence, Rhode Island 02904; Trustee of the Portfolio; Treasurer of Rhode Island Group Health Association (HMO) (since 1977); Trustee of National Trust for Historic Preservation (since 1980); Chairman of Rhode Island Localities Cash Trust (since
1986); Trustee of National Parks and Conservation Association (since 1986).

         Each Trustee is paid an annual fee as follows for serving as Trustee of the Portfolio and is reimbursed for expenses incurred in connection with service as a Trustee. The compensation paid to the Trustees for the fiscal year ended July 31, 1995 is set forth below. The Trustees may hold various other directorships unrelated to the Portfolio.

                                      Pension or
                                      Retirement
                                      Benefits                    Total
                       Aggregate      Accrued as   Annual         Compensation
                       Compensation   Part of      Benefits       from
                       from the       Portfolio    upon           the
                       Portfolio      Expenses     Retirement     Portfolio

Amy L. Domini*,        None           None         None           None
Chair and Trustee

Philip W. Coolidge*,   None           None         None           None
President and Trustee

Allen M. Mayes,        $1,200         None         None           $1,200
Trustee

Timothy Smith,         $1,200         None         None           $1,200
Trustee

Frederick C. Williams, $1,200         None         None           $1,200
Trustee

                                    Officers

PETER D. KINDER -- Vice President of the Portfolio; Officer of Kinder, Lydenberg, Domini & Co., Inc. (since March, 1988).

STEVEN D. LYDENBERG -- Vice President of the Portfolio; Director of Research of Kinder, Lydenberg, Domini & Co., Inc. (since January, 1990).

JOHN R. ELDER -- Treasurer; Vice President, SFG (since April, 1995); Treasurer, Phoenix Family of Mutual Funds (prior to April, 1995); Audit Manager, Price Waterhouse (prior to 1983).

THOMAS M. LENZ -- Secretary; Vice President and Associate General Counsel, SFG (since November, 1989); Assistant Secretary, Signature (since February, 1991).

DAVID G. DANIELSON -- Assistant Treasurer; Assistant Manager, SFG (since May
1991); Graduate Student, Northeastern University (from April 1990 to March
1991).

LINDA T. GIBSON -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG (since June, 1991); Assistant Secretary, Signature (since November, 1992); law student, Boston University School of Law (prior to May, 1992).

JAMES S. LELKO -- Assistant Treasurer; Assistant Manager, SFG (since January
1993); Senior Tax Compliance Accountant, Putnam Companies (since prior to December 1992).

MOLLY S. MUGLER -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG (since December, 1988); Assistant Secretary, Signature (since April, 1989).

BARBARA M. O'DETTE -- Assistant Treasurer; Assistant Treasurer, SFG (since December, 1988) and Signature (since April, 1989).

ANDRES E. SALDANA -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG (since November, 1992); Assistant Secretary, Signature (since September,
1993); Attorney, Ropes & Gray (September, 1990 to November, 1992).

DANIEL E. SHEA -- Assistant Treasurer; Assistant Manager of Fund Administration, SFG since November 1993; Supervisor and Senior Technical Advisor, Putnam Investments, since prior to 1990.

         Messrs. Coolidge, Elder, Lenz, Danielson, Lelko, Saldana and Shea and Mss. Gibson, Mugler and O'Dette also hold similar positions for other investment companies for which Signature or an affiliate serves as the principal underwriter.

         The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers (the "Indemnified Parties") against liabilities and expenses incurred in connection will litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that the Indemnified Parties engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that the Indemnified Parties did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such Indemnified Parties have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.

         Other than initial seed capital investment, the Domini Social Equity Fund (the "Fund") is the only investor, as of the date hereof, in the Portfolio.

Item 16.  Investment Advisory, Management and Other Services.

         KLD provides advice to the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). The services provided by the Adviser consist of determination of the stocks to be included in the Index and evaluating, in accordance with the Adviser's social criteria, debt securities which may be purchased by the Portfolio. The Adviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Advisory Agreement will continue in effect indefinitely if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the investors in the Portfolio at a meeting called for the purpose of voting on the Advisory Agreement (with the vote of each being in proportion to the amount of their investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

         For the fiscal years ended July 31, 1993, 1994 and 1995, the Adviser voluntarily waived all of its advisory fees.

         The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by a vote of a majority of its Board of Trustees, or by the Adviser, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser not its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for wilful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

         Mellon Equity manages the assets of the Portfolio pursuant to an Investment Management Agreement (the "Management Agreement"). The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Management Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the investors in the Portfolio at a meeting called for the purpose of voting on the Management Agreement (with the vote of each being in proportion to the amount of their investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

         Prior to November 21, 1994, State Street Bank and Trust Company (the "Former Manager") served as investment manager to the Portfolio. For the fiscal year ended July 31 1993, the Former Manager voluntarily waived all of its management fees. For the fiscal years ended July 31, 1994, the Portfolio incurred $16,986 in management fees to the Former Manager. For the period August 1, 1994 through November 20, 1994, the Portfolio incurred $10,180 in management fees to the Former Manager. For the period November 21, 1994 through July 31, 1995, the Portfolio incurred $29,409 in management fees to the Manager.

         The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable without penalty upon not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by a vote of the majority of its Board of Trustees, or by the Manager, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for wilful misfeasance, bad faith or gross negligence or reckless disregard for its or their obligations and duties under the Management Agreement.

         The Administrative Services Agreement provides that Signature may render administrative services to others. The Administrative Services Agreement terminates automatically if it is assigned and may be terminated without penalty by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by either party on not more than 60 days' nor less than 30 days' written notice. The Administrative Services Agreement also provides that neither Signature, as the Administrator, nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio, except for wilful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administrative Services Agreement. For the fiscal years ended July 31, 1993, 1994 and 1995, the Administrator voluntarily waived all of its fees. Signature is a wholly owned subsidiary of Signature Financial Group, Inc.

         The Portfolio has adopted an Administrative Services Plan (the "Administrative Plan") which provides that the Portfolio may obtain the services of an administrator, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services.

         The Administrative Plan will continue in effect indefinitely if such continuance is specifically approved at least annually by a vote of both a majority of the Portfolio's Trustees and a majority of the Portfolio's Trustees who are not "interested persons" of the Portfolio and who have no direct or indirect financial interest in the operation of the Administrative Plan or in any agreement related to such Plan ("Qualified Trustees"). The Administrative Plan requires that the Portfolio shall provide to the Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Administrative Plan. The Administrative Plan may be terminated at any time by a vote of a majority of the Portfolio's Qualified Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment). The Administrative Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of a majority of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment) and may not be materially amended in any case without a vote of the majority of both the Portfolio's Trustees and the Portfolio's Qualified Trustees.

         The Portfolio has entered into a Transfer Agency Agreement and a Custodian Agreement with Investors Bank & Trust Company ("IBT") pursuant to which IBT acts as transfer agent and custodian for the Portfolio. The principal business address of IBT is 79 Milk Street, Boston, Massachusetts 02205.

         Pursuant to an expense payment arrangement between Signature and the Portfolio effective January 1, 1995, Signature has agreed to pay all of the operating expenses of the Portfolio. The arrangement will terminate on December 31, 1999 unless sooner terminated by mutual agreement of the parties. Under the arrangement, Signature receives expense payment fees computed and paid monthly from the Portfolio, at an annual rate equal to 0.50% of the Portfolio's average daily net assets for its then-current fiscal year. Prior to January 1, 1995, the Fund and the Portfolio had entered into expense reimbursement agreements (the "Prior Agreements") with Signature pursuant to which the aggregate annual operating expenses (including amortization of an organization expenses) of the Fund and the Portfolio would not exceed 0.98% of the Fund's average daily net assets for its then-current fiscal year. Under the Prior Agreement with respect to the Portfolio, Signature agreed to pay the expenses of the Portfolio (except for fees payable under the Administrative Services

Agreement, the Management Agreement, the Advisory Agreement and expenses related to the organization of the Portfolio) until April 30, 2000, all subject to reimbursement by the Portfolio, as the case may be.

         KPMG Peat Marwick LLP are the independent auditors for the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission. The principal business address of KPMG Peat Marwick is 99 High Street, Boston, Massachusetts 02110.

Item 17.  Portfolio Transactions and Brokerage Commissions.

         Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Manager and who is appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The portfolio manager of the Portfolio may serve other clients of the Manager in a similar capacity.

         The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Manager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Portfolio and other clients of the Manager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Manager normally seeks to deal directly with the primary market makers, unless in its option, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Manager on the tender of the Portfolio's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Manager. At present no other recapture arrangements are in effect. Consistent with the foregoing primary consideration, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio may determine, the Manager may consider sales of shares of securities of investors in the Portfolio as a factor in the selection of broker-dealers to execute the Portfolio's securities transactions.

         Under the Management Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Manager may cause the Portfolio to pay a broker-dealer which provides brokerage and research services to the Manager an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Manager determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Manager's overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

         The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto such as clearance and settlement. However, because of the Portfolio's policy of investing in accordance with the Domini Social Index, the Manager and Adviser currently intend to make only a limited use of such brokerage and research services.

         Although commissions paid on every transaction will in the judgment of the Manager, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Manager's and Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Certain broker-dealers may be willing to furnish statistical, research and other factual information or services to the Manager or the Adviser for no consideration other than brokerage or underwriting commissions.

         The Manager and the Adviser attempt to evaluate the quality of research provided by brokers. The Manager and the Adviser sometimes use evaluations resulting from this effort as a consideration in the selection of brokers to execute portfolio transactions. However, neither the Manager nor the Adviser is able to quantify the amount of commissions which are paid as a result of such research because a substantial number of transactions are effected through brokers which provide research but which are selected principally because of their execution capabilities.

         The fees that the Portfolio pays to the Adviser and the Manager will not be reduced as a consequence of the Portfolio's receipt of brokerage and research services. To the extent the Portfolio's securities transactions are used to obtain brokerage and research services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid for such portfolio transactions and research, by an amount which cannot be presently determined. Such services may be useful and of value to the Manager or the Adviser in serving both the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients may be useful to the Manager or the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Manager or the Adviser, the Manager and the Adviser would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff. For the fiscal years ended July 31, 1993, 1994 and 1995, the Portfolio paid brokerage commissions of $8,000, $13,000 and $15,222, respectively.

         In certain instances there may be securities which are suitable for the Portfolio as well as for one or more of the Adviser's or the Manager's other clients. Investment decisions for the Portfolio and for the Adviser's or the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by or bought or sold for other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will produce better executions for the Portfolio.

Item 18.  Capital Stock and Other Securities.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

         The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series would vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 19.  Purchase, Redemption and Pricing of Securities.

         Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Portfolio Business Day"). (As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) This determination of net asset value is made once during each such day as of the close of regular trading of such Exchange by deducting the amount of the Portfolio's liabilities, including expenses payable or accrued, from the value of its assets. Purchases and redemptions will be effected at the time of determination of net asset value next following the receipt of any purchase or redemption order.

         Equity securities held by the Portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. If the Portfolio purchases option contracts, such option contracts which are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Short-term obligations with remaining maturities of less than sixty days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Other securities held by the Portfolio for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

         A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

         Interest income on short-term obligations held by the Portfolio is determined on the basis of interest accrued less amortization of premium.

         At the close of each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business on the following Portfolio Business Day.

Item 20.  Tax Status.

         The Portfolio is organized as a trust under New York law. As such, the Portfolio will not be subject to any income tax and, under the anticipated method of operation of the Portfolio, withdrawals from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio must take into account its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with regulations promulgated by the Internal Revenue Service and should therefore be respected by the Internal Revenue Service.

         The Portfolio's taxable year-end is currently July 31. Although the Portfolio will not be subject to federal income tax, it will file a federal information income tax return upon which it will report its income, gain, loss, deductions and credits for its taxable year.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

         There are certain tax issues which will be relevant to only certain of the investors, specifically, investors which are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

         Under interpretations of the Internal Revenue Service, (1) the Portfolio will be treated for federal income tax purposes as a partnership and
(2) for purposes of determining whether the Fund satisfies the income and diversification requirements to maintain its status as a regulated investment company, the Fund, as an investor in the Portfolio, will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income or loss attributable to that share. The Portfolio has advised the Fund that it intends to conduct its operations so as to enable its investors, including the Fund, to satisfy those requirements.

         The Fund anticipates that the Portfolio will be treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, the Fund must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Withdrawals by the Fund from the Portfolio generally will not result in the Fund recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the basis of the Fund's interest in the Portfolio prior to the distribution, (2) income or gain will be realized if the withdrawal is in liquidation of the Fund's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of the Fund's interest in the Portfolio generally equals the amount of cash and the basis of any property that the Fund invests in the Portfolio, increased by the Fund's share of income from the Portfolio and decreased by the Fund's share of losses from the Portfolio and the amount of any cash distributions and the basis of any property distributed from the Portfolio.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. The investment by the Fund in the Portfolio does not cause the Fund to be liable for any income or franchise tax in the State of New York.

Item 21.  Underwriters.

         The exclusive placement agent for the Portfolio is Signature, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 22.  Calculations of Performance Data.

         Not applicable.

Item 23.  Financial Statements.

         Financial statements of the Portfolio as of July 31, 1995 included herein have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, as experts in accounting and auditing.

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
JULY 31, 1995
(SHOWING PERCENTAGE OF INVESTMENTS TO NET ASSETS)
--------------------------------------------------------------------------------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
COMMON STOCKS -- 97.9%
APPAREL -- 0.9%
     Brown Group Inc............        400   $     9,950
     Hartmarx Corp*.............        600         3,675
     Lands' End Inc.............        800        12,300
     Liz Claiborne, Inc.........      2,000        45,750
     Nike Inc. (Class B)........      1,900       171,713
     Oshkosh B' Gosh, Inc.......        300         5,100
     Phillips-Van Heusen
      Corp......................        600         9,450
     Reebok International
      Ltd.......................      2,200        78,925
     Russell Corp...............      1,000        28,250
     Stride Rite Corp...........      1,200        13,350
     VF Corp....................      1,600        88,400
                                              -----------
                                                  466,863
                                              -----------
COMMERCIAL PRODUCTS & SERVICES -- 1.9%
     Autodesk Inc...............      1,200        54,300
     Cintas Corp................      1,200        45,000
     Deluxe Corp................      2,000        64,250
     Donnelley, R.R. & Sons
      Co........................      3,900       145,762
     Harland (J.H.) Co..........        900        19,912
     HON Industries Inc.........        800        21,800
     Kelly Services (Class A)...        975        26,568
     Miller, (Herman) Inc.......        800        19,200
     Moore Corp., Ltd...........      2,400        52,800
     National Service
      Industries, Inc...........      1,300        38,350
     New England Business
      Service Inc...............        300         6,412
     Pitney Bowes Inc...........      3,800       152,475
     Standard Register Co. .....        700        14,962
     Wallace Computer Services,
      Inc.......................        500        29,188
     Xerox Corp.................      2,700       321,634
                                              -----------
                                                1,012,613
                                              -----------
CONSTRUCTION -- 0.3%
     Centex Corp................        900        25,200
     Fleetwood Enterprises
      Inc.......................      1,300        26,813
     Graco Inc..................        200         5,800
     Kaufman & Broad Home
      Corp......................        800        11,500
     Rouse Co...................      1,200        25,200
     Sherwin-Williams Co. ......      2,200        80,300
     TJ International Inc.......        400         8,350
                                              -----------
                                                  183,163
                                              -----------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
CONSUMER PRODUCTS & SERVICES -- 0.2%
     Avery Dennison Corp........      1,400   $    56,175
     C C H Inc..................        700        14,875
     ISCO Inc. .................        200         2,050
     Tennant Co.................        200         5,000
     Zurn Industries Inc........        200         4,375
                                              -----------
                                                   82,475
                                              -----------
ENERGY -- 4.0%
     Amoco Corp.................     12,600       847,350
     Anadarko Petroleum Corp....      1,600        68,000
     Apache Corp................      1,900        52,013
     Atlantic Richfield Co......      4,100       472,525
     Consolidated Natural Gas
      Co. ......................      2,400        90,000
     ENERGEN Corp...............        300         6,600
     Enron Corp.................      6,550       227,612
     Helmerich & Payne Inc......        600        17,250
     Louisiana Land &
      Exploration Co. ..........        900        35,775
     Oryx Energy Co.*...........      2,600        37,375
     Pennzoil Co. ..............      1,300        60,938
     Rowan Companies Inc.*......      1,800        13,050
     Santa Fe Energy Resources
      Inc.*.....................      2,500        23,438
     Sun Company................      3,000        88,125
     Williams Companies Inc.
      (The).....................      2,800       103,600
                                              -----------
                                                2,143,651
                                              -----------
FINANCIAL -- 10.6%
     Ahmanson (H.F.) & Co.......      3,000        67,125
     American Express Co. ......     12,700       488,950
     Banc One Corporation.......     10,223       324,587
     Bank of Boston Corp........      2,850       123,619
     BankAmerica Corp...........      9,600       518,400
     Bankers Trust (N.Y.)
      Corp......................      2,000       129,000
     Barnett Banks Inc..........      2,500       138,750
     Beneficial Corp............      1,400        66,325
     Block (H. & R.), Inc.......      2,800       105,000
     Cincinnati Financial
      Corp......................      1,305        70,470
     CoreStates Financial
      Corp......................      3,700       135,050
     Dime Bancorp Inc.*.........      2,600        27,625
     Edwards (A.G.), Inc........      1,525        37,362
     Federal National Mortgage
      Association...............      6,900       646,013
     Fifth Third Bancorp........      1,700        96,900

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1995
(SHOWING PERCENTAGE OF INVESTMENTS TO NET ASSETS)
--------------------------------------------------------------------------------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
FINANCIAL -- CONTINUED
     First Chicago Corp.........      2,300   $   139,725
     First Fed Financial
      Corp.*....................        200         3,000
     First Fidelity
      Bancorporation............      2,050       129,150
     Golden West Financial
      Corp......................      1,500        70,125
     Great Western Financial
      Corp......................      3,600        76,950
     Household International
      Inc.......................      2,500       131,250
     Mellon Bank Corp...........      3,750       150,469
     Merrill Lynch & Co.,
      Inc.......................      4,550       252,525
     Morgan (J.P.) & Co.,
      Inc.......................      4,700       343,687
     NBD Bancorp Inc............      4,100       139,400
     Norwest Corp...............      8,400       237,300
     PNC Bank Corp..............      5,800       142,825
     Piper Jaffray Inc..........        300         5,063
     ReliaStar Financial
      Corp......................        900        34,312
     Shawmut National Corp......      3,350       103,431
     Student Loan Marketing
      Association...............      1,950       105,056
     SunTrust Banks, Inc........      3,000       181,125
     Transamerica Corp..........      1,750       108,281
     Value Line Inc.............        300         8,925
     Vermont Financial Services
      Corp......................        100         2,750
     Wachovia Corp..............      4,400       167,750
     Wells Fargo & Co...........      1,250       227,969
     Wesco Financial Corp.......        150        19,350
                                              -----------
                                                5,755,594
                                              -----------
FOOD & BEVERAGES -- 10.2%
     Archer-Daniels-Midland
      Co........................     13,425       221,512
     Ben & Jerry's (Class A)*...        100         1,400
     CPC International Inc......      3,800       234,650
     Campbell Soup Co...........      6,450       301,537
     Coca-Cola Company..........     32,400     2,134,350
     Fleming Cos., Inc..........      1,200        31,650
     General Mills, Inc.........      4,150       216,837
     Heinz (H.J.) Company.......      6,200       268,926
     Hershey Foods Corp.........      2,300       132,537
     Kellogg Co.................      5,600       402,501
     PepsiCo, Inc...............     20,200       946,833
     Quaker Oats Co.............      3,500       121,625
     Ralston Purina Group.......      2,550       136,425
     Smucker (J.M.) Co. (Class
      A)........................      1,000        21,875
     Super Valu Inc.............      1,900        58,425
     Sysco Corp.................      4,700       146,288
     TCBY Enterprises, Inc......        500         2,938
     Tootsie Roll Industries,
      Inc.......................        618        22,254
ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
FOOD & BEVERAGES -- CONTINUED
     Wrigley, (Wm.) Jr. Co......      3,000   $   133,500
                                              -----------
                                                5,536,063
                                              -----------
HEALTHCARE -- 8.0%
     Acuson Corp.*..............      1,000        11,500
     Allergan Inc...............      1,700        51,425
     Alza Corp.*................      2,400        61,800
     Angelica Corp..............        300         7,575
     Apogee Enterprises, Inc....        300         5,194
     Becton Dickinson &
      Company...................      1,800       105,975
     Bergen Brunswig Corp.
      (Class A).................        945        20,436
     Biomet Inc.*...............      2,900        44,225
     Community Psychiatric
      Centers*..................      1,000        12,750
     Forest Laboratories,
      Inc.*.....................      1,250        55,468
     Humana Inc.*...............      4,000        77,500
     Johnson & Johnson..........     16,500     1,183,867
     Manor Care Inc.............      1,550        50,181
     Medtronic Inc..............      2,900       237,800
     Merck & Co., Inc...........     31,600     1,631,350
     Mylan Laboratories Inc.....      2,200        66,275
     Schering-Plough Corp.......      9,600       446,400
     St. Jude Medical Inc.......      1,100        60,225
     Stryker Corp...............      1,200        52,500
     Sunrise Medical Inc.*......        600        16,425
     United American
      Healthcare*...............        200         3,550
     US Health Care Inc.........      4,300       135,988
                                              -----------
                                                4,338,409
                                              -----------
HOUSEHOLD GOODS -- 4.8%
     Alberto Culver Co. (Class
      B)........................        700        21,175
     Avon Products, Inc.........      1,700       115,600
     Bassett Furniture
      Industries, Inc...........        300         7,500
     Church & Dwight Co.,
      Inc.......................        400         8,400
     Clorox Co..................      1,400        91,875
     Colgate-Palmolive Co.......      3,700       259,000
     Handleman Co...............        700         7,262
     Harman International
      Industries, Inc. .........        600        23,625
     Hasbro Inc.................      2,150        66,919
     Leggett & Platt Inc........      1,050        48,694
     Mattel, Inc................      5,669       160,149
     Maytag Corp................      2,900        47,488
     Newell Co..................      4,200       106,575

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1995
(SHOWING PERCENTAGE OF INVESTMENTS TO NET ASSETS)
--------------------------------------------------------------------------------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
HOUSEHOLD GOODS -- CONTINUED
     Oneida, Ltd................        200   $     3,000
     Procter & Gamble Co. ......     17,600     1,212,200
     Rubbermaid Inc.............      4,100       121,975
     Shaw Industries............      3,400        57,375
     Snap-On Tools Corp.........      1,000        41,750
     Springs Industries, Inc.
      (Class A).................        600        23,550
     Stanhome, Inc..............        400        12,850
     Stanley Works (The)........      1,200        47,550
     Thomas Industries..........        200         3,525
     Whirlpool Corp.............      1,900       109,725
     Zenith Electronics
      Corp.*....................      1,600        14,000
                                              -----------
                                                2,611,762
                                              -----------
INSURANCE -- 6.0%
     Aetna Life & Casualty
      Co........................      2,900       179,438
     Alexander & Alexander
      Services Inc. ............      1,100        25,300
     Allstate Corp..............          1            20
     American General Corp......      5,200       189,150
     American International
      Group, Inc................     12,100       907,541
     Chubb Corp.................      2,200       184,800
     CIGNA Corp.................      1,900       153,188
     GEICO Corp.................      1,700        94,775
     General Re Corp............      2,100       278,513
     Hartford Steam Boiler......        600        26,700
     Jefferson-Pilot Corp.......      1,300        72,637
     Lincoln National Corp......      2,400        98,700
     Marsh & McLennan Companies,
      Inc.......................      1,900       150,100
     Providian Corp.............      2,500        89,688
     SAFECO Corp................      1,600        93,600
     St. Paul Companies.........      2,100       102,375
     Torchmark Corp.............      1,800        69,300
     Travelers Corp.............      8,209       388,859
     UNUM Corp..................      1,900        91,912
     USF&G Corp.................      2,600        42,900
     USLIFECorp.................        500        20,875
                                              -----------
                                                3,260,371
                                              -----------
MANUFACTURING -- 1.6%
     Applied Materials, Inc.*...      2,300       237,800
     Briggs & Stratton Corp.....        800        26,700
     Cincinnati Milacron Inc....        900        28,125
     Clarcor Inc................        300         6,937
ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
MANUFACTURING -- CONTINUED
     Dionex Corp.*..............        200         9,625
     Fastenal Co................      1,200   $    40,200
     Goulds Pumps, Inc..........        600        13,200
     Hunt Manufacturing Co......        400         5,600
     Illinois Tool Works Inc....      2,850       168,150
     James River Corp. of
      Virginia..................      2,000        66,750
     Lawson Products, Inc. .....        300         8,063
     Millipore Corp.............      1,200        41,400
     Modine Manufacturing Co....        800        25,000
     Nordson Corp...............        500        27,875
     Thermo Electron Corp.......      2,250        96,188
     Watts Industries Inc.
      (Class A).................      1,000        23,250
     Wellman Inc................      1,000        26,875
                                              -----------
                                                  851,738
                                              -----------
MEDIA -- 7.6%
     BET Holdings Inc. (Class
      B)*.......................        400         7,100
     CBS, Inc...................      1,600       124,200
     Capital Cities/ABC, Inc....      3,900       455,325
     Comcast Corp. (Class A)....      5,900       119,475
     Disney (Walt) Company
      (The).....................     13,300       779,716
     Dow Jones & Co. Inc........      2,600        92,300
     Frontier Corp..............      2,300        61,813
     Gannett Co., Inc...........      3,700       202,575
     King World Productions
      Inc.*.....................        900        37,688
     Knight-Ridder Inc..........      1,250        70,312
     Lee Enterprises Inc........        500        18,875
     McGraw-Hill Inc............      1,300        99,937
     Media General Inc. (Class
      A)........................        600        20,400
     Meredith Corp..............        600        17,250
     New York Times Co. (The)
      (Class A).................      2,500        63,750
     Nynex Corp.................     10,800       445,500
     SBC Communications.........     15,500       745,937
     Scholastic Inc.*...........        500        32,875
     Tele-Communications, Inc.
      (Class A)*................     16,400       410,000
     Times Mirror Co. (Class
      A)........................      3,100        89,125
     Turner Broadcasting System
      Inc. (Class A)............      2,200        47,850
     Viacom, Inc.*..............      1,800        91,575
     Washington Post Co. (The)
      (Class B).................        300        81,300
                                              -----------
                                                4,114,878
                                              -----------

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1995
(SHOWING PERCENTAGE OF INVESTMENTS TO NET ASSETS)
--------------------------------------------------------------------------------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
MISCELLANEOUS -- 2.0%
     Alco Standard Corp.........      1,350   $   109,856
     Allwaste, Inc.*............      1,200         6,750
     American Greetings Corp.
      (Class A).................      2,050        62,013
     Avnet, Inc.................      1,000        52,000
     Bemis Co., Inc.............      1,400        39,725
     CPI Corp...................        400         8,700
     Cross, A.T. Co. (Class
      A)........................        500         7,875
     DeVRY INC.*................        400         9,100
     Fedders Corp...............        750         5,063
     Fuller (H.B.) Co...........        500        17,625
     General Signal Corp........      1,250        46,094
     Groundwater Technology,
      Inc.*.....................        200         2,650
     Harcourt General Inc.......      1,900        85,500
     Hillenbrand Industries
      Inc.......................      1,700        50,575
     Ionics Inc.*...............        400        15,250
     Jostens Inc................      1,400        31,850
     KENETECH Corp.*............        900        10,800
     Marriott International
      Inc.......................      3,100       112,375
     National Education
      Corp.*....................        600         3,225
     Omnicom Group, Inc.........      1,000        60,375
     Polaroid Corporation.......      1,150        49,306
     Premier Industrial Corp....      2,350        58,162
     Sealed Air Corp.*..........        500        25,375
     Service Corp.
      International.............      2,350        80,194
     Sonoco Products Co.........      2,205        56,228
     Toro Co. (The).............        300         8,587
     Whitman Corp...............      2,600        50,700
                                              -----------
                                                1,065,953
                                              -----------
RESOURCE DEVELOPMENT -- 3.2%
     Air Products & Chemicals,
      Inc.......................      2,900       162,400
     Aluminum Co. of America....      4,600       261,625
     ARCO Chemical Co...........      2,450       117,600
     Battle Mountain Gold
      Co. ......................      1,800        17,100
     Betz Laboratories, Inc.....        700        31,588
     Cabot Corp.................      1,200        67,650
     Calgon Carbon Corp.........      1,200        14,250
     Consolidated Papers Inc....      1,100        65,313
     Cyprus Amax Minerals Co. ..      2,600        72,475
     Echo Bay Mines Ltd.........      3,000        27,562
     Inland Steel Industries
      Inc.......................      1,200        34,500
     Mead Corp..................      1,400        82,425
     Morton International
      Inc.......................      3,900       117,000
     Nalco Chemical Co..........      1,650        58,781
ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
RESOURCE DEVELOPMENT -- CONTINUED
     Nucor Corp.................      2,300   $   123,625
     Praxair Inc. ..............      3,700       103,600
     Scott Paper Company........      3,800       174,325
     Sigma-Aldrich
      Corporation...............      1,300        65,325
     Westvaco Corp..............      1,800        81,450
     Worthington Industries,
      Inc.......................      2,250        46,969
                                              -----------
                                                1,725,563
                                              -----------
RETAIL -- 11.6%
     Albertson's, Inc...........      6,400       190,400
     American Stores Co.........      3,800       111,625
     Bob Evans Farms, Inc.......      1,200        23,400
     Charming Shoppes Inc. .....      2,000         9,750
     Circuit City Stores Inc....      2,500        92,813
     Claire's Stores Inc. ......        500        10,000
     Dayton-Hudson Corp. .......      1,800       136,125
     Dillard Department
      Stores....................      2,900        89,900
     Dollar General Corp. ......      1,656        55,898
     Egghead Inc.*..............        300         3,938
     Gap, Inc. (The)............      3,800       132,525
     Giant Food Inc. (Class
      A)........................      1,400        42,700
     Gibson Greetings Inc.......        500         7,375
     Great Atlantic & Pacific
      Tea Co., Inc..............      1,200        33,450
     Hannaford Brothers Co......      1,300        34,938
     Hechinger Co. (Class A)....        800         5,300
     Home Depot, Inc. (The).....     12,033       528,030
     Huffy Corp.................        300         3,750
     International Dairy Queen,
      Inc. (Class A)*...........        600        12,600
     K-Mart Corp................     11,400       179,550
     Kroger Company*............      2,800        87,150
     Lillian Vernon Corp........        200         3,700
     Limited, Inc. (The)........      8,950       183,475
     Longs Drug Stores, Inc.....        500        18,312
     Lowe's Companies, Inc......      4,000       147,500
     Luby's Cafeterias, Inc.....        500         9,875
     May Department Stores Co...      6,300       273,263
     McDonald's Corp............     17,800       687,608
     Melville Corp..............      2,650        95,400
     Mercantile Stores Co.,
      Inc.......................      1,000        46,625
     Morrison Restaurants
      Inc.......................        750        17,531
     Nordstrom Inc..............      2,100        84,525
     Penney, J.C. Co., Inc......      5,950       287,831
     Pep Boys - Manny, Moe &
      Jack......................      1,450        40,781
     Petrie Stores Corp. .......      1,200         8,400

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1995
(SHOWING PERCENTAGE OF INVESTMENTS TO NET ASSETS)
--------------------------------------------------------------------------------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
RETAIL -- CONTINUED
     Price/Costco Inc.*.........      4,765   $    85,472
     Ryan's Family Steak Houses,
      Inc.*.....................      1,300         9,100
     Sears Roebuck & Co.........      9,900       322,987
     Skyline Corp...............        200         3,350
     Specs Music Inc.*..........        200           700
     TJX Companies Inc. (The)...      2,000        29,250
     Tandy Corp.................      1,900       112,813
     Toys 'R' Us, Inc.*.........      6,950       194,600
     Wal-Mart Stores, Inc.......     58,800     1,565,550
     Walgreen Co................      3,200       165,600
     Whole Foods Market*........        300         4,575
     Woolworth (F.W.) Co........      3,500        54,688
                                              -----------
                                                6,244,728
                                              -----------
TECHNOLOGIES -- 14.9%
     Advanced Micro Devices,
      Inc.*.....................      2,650        86,456
     Amdahl Corp.*..............      3,000        29,813
     American Power Conversion
      Corp.*....................      2,400        45,000
     Analog Devices, Inc.*......      1,850        67,062
     Apple Computer, Inc........      3,200       144,000
     Automatic Data Processing,
      Inc.......................      3,700       236,800
     Baldor Electric Co.........        400        13,050
     Borland International,
      Inc.*.....................        600         7,500
     Cisco Systems, Inc.*.......      7,000       390,250
     Compaq Computer Corp.*.....      6,700       340,025
     Computer Assoc.
      International Inc.........      4,100       300,837
     Cooper Industries Inc. ....      2,900       108,388
     DSC Communications Corp.*..      3,050       163,937
     Digital Equipment Corp.*...      3,800       145,825
     Grainger, (W.W.) Inc. .....      1,300        76,213
     Hewlett-Packard Co.........     13,100     1,020,163
     Hubbell Inc. (Class B).....        830        48,762
     Intel Corp.................     21,300     1,384,563
     International Business
      Machines Inc..............     15,000     1,633,125
     MCI Communications Corp....     17,200       412,800
     Micron Technology, Inc.....      5,300       331,229
     Novell Inc.*...............      9,300       168,562
     Perkin-Elmer Corp..........      1,100        37,262
     Quarterdeck Corp.*.........        400         5,875
     Raychem Corp...............      1,200        45,600
ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
TECHNOLOGIES -- CONTINUED
     Shared Medical Systems
      Corp......................        600   $    24,975
     Solectron Corp.*...........      1,200        43,650
     Sprint Corp................      8,900       304,825
     Stratus Computer Inc.*.....        700        18,200
     Sun Microsystems Inc.*.....      2,400       115,500
     Tandem Computers Inc.*.....      2,900        38,063
     Tektronix, Inc.............        850        40,906
     Tellabs, Inc.*.............      2,300       102,350
     Thomas & Betts Corp........        500        33,813
     Xilinx Inc.*...............        600        71,925
                                              -----------
                                                8,037,304
                                              -----------
TRANSPORTATION -- 2.5%
     AMR Corp.*.................      2,000       150,000
     Airborne Freight Corp......        400         8,550
     Alaska Air Group, Inc.*....        300         5,775
     CSX Corp...................      2,700       226,463
     Conrail Inc................      2,100       129,675
     Consolidated Freightways,
      Inc.......................      1,100        26,263
     Delta Air Lines, Inc.......      1,300       103,025
     Federal Express Corp.*.....      1,450        97,875
     GATX Corp..................        600        30,225
     Norfolk Southern Corp......      3,400       246,925
     Roadway Services...........      1,100        55,550
     Ryder System, Inc..........      1,950        48,506
     Santa Fe Pacific Corp......      2,656        75,696
     Southwest Airlines Inc.....      3,800       109,250
     UAL Corp.*.................        350        52,281
     Yellow Corp................        600         9,075
                                              -----------
                                                1,375,134
                                              -----------
UTILITIES -- 7.0%
     American Water Works Co.,
      Inc.......................        900        27,563
     Ameritech Corp.............     14,100       682,087
     Atlanta Gas & Light Co. ...        700        24,500
     Bell Atlantic Corp.........     11,200       641,200
     BellSouth Corp.............     12,700       860,425
     Brooklyn Union Gas Company
      (The).....................      1,250        30,469
     California Energy Co.,
      Inc.*.....................      1,200        22,950
     Citizens Utilities Co.
      (Class A)*................      5,695        64,074
     Connecticut Energy Corp....        200         3,900
     Eastern Enterprises........        500        15,125

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1995
(SHOWING PERCENTAGE OF INVESTMENTS TO NET ASSETS)
--------------------------------------------------------------------------------

ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
UTILITIES -- CONTINUED
     El Paso Natural Gas Co.....      1,000   $    25,375
     Equitable Resources Inc....        800        22,200
     Idaho Power Co.............      1,000        24,250
     LG & E Energy Corp.........        900        34,762
     MCN Corp. .................      1,700        32,300
     NICOR Inc. ................      1,200        30,450
     Noram Energy Corp..........      3,400        23,375
     Northwestern Public Service
      Co. ......................        200         5,200
     Oklahoma Gas & Electric
      Co........................      1,000        34,000
     ONEOK Inc..................        700        16,275
     Pacific Enterprises........      2,200        53,075
     Pacific Telesis Group......     10,800       305,100
     Peoples Energy Corp........        900        23,625
     Potomac Electric Power
      Co........................      2,800        58,100
     Public Service Co. of
      Colorado..................      1,600        50,600
     Southern New England
      Telecom...................       1550        53,087
     Telephone & Data Systems...      1,500        58,125
     US West Inc................     11,900       510,213
     Washington Gas Light Co....      1,200        21,900
                                              -----------
                                                3,754,305
                                              -----------
VEHICLE COMPONENTS -- 0.6%
     Cooper Tire & Rubber Co....      2,150        55,363
     Cummins Engine Co., Inc....      1,150        48,300
     Dana Corp..................      2,600        76,700
     Federal-Mogul Corp. .......        800        17,100
     Genuine Parts..............      3,200       120,800
     SPX Corp...................        200         2,875
ISSUER                              SHARES       VALUE
--------------------------------  ----------  -----------
VEHICLE COMPONENTS -- CONTINUED
     Smith, A.O.................        400   $    10,900
     Spartan Motors Inc.*.......        300         3,038
     Worldway Corp.*............        200         2,175
                                              -----------
                                                  337,251
                                              -----------
        Total Common Stocks (Cost
         $43,200,668).......................   52,897,818
                                              -----------
PREFERRED STOCK -- 0.6%
FEDERAL SPONSORED CREDIT -- 0.6%
     Federal Home Loan Mortgage
      Corp......................      4,600       301,300
                                              -----------
        Total Preferred Stock (Cost
         239,422)...........................      301,300
                                              -----------
    TOTAL INVESTMENTS -- 98.5%
     (COST, $43,440,090)(A).................   53,199,118
    OTHER ASSETS, LESS LIABILITIES --
     1.5%...................................      803,670
                                              -----------
    NET ASSETS -- 100.0%....................  $54,002,788
                                              -----------
                                              -----------

------------
 *Non-income producing security.

(a)The aggregate cost for federal income tax purposes is $43,453,725, the aggregate gross unrealized appreciation is $10,474,465, and the aggregate gross unrealized depreciation is $729,072, resulting in net unrealized appreciation of $9,745,393.

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 1995
--------------------------------------------------------------------------------

ASSETS:
    Investments at value (Cost $43,440,090) (Note 1)..........................  $53,199,118
    Cash......................................................................      813,520
    Dividends receivable......................................................       99,082
    Deferred organization expenses (Note 1)...................................        8,657
                                                                                -----------
        Total Assets..........................................................   54,120,377
                                                                                -----------
LIABILITIES:
    Expenses payable (Note 2).................................................       21,045
    Payable for securities purchased..........................................       96,544
                                                                                -----------
        Total Liabilities.....................................................      117,589
                                                                                -----------
NET ASSETS APPLICABLE TO INVESTORS' BENEFICIAL INTERESTS......................  $54,002,788
                                                                                -----------
                                                                                -----------
NET ASSETS CONSIST OF:
    Paid-in capital...........................................................  $54,002,788
                                                                                -----------
                                                                                -----------

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 1995
--------------------------------------------------------------------------------

INVESTMENT INCOME:
    Dividends..................................................................  $  902,936
EXPENSES (NOTES 1 AND 2):
    Investment management fee......................................  $   39,589
    Investment advisory fee........................................      19,795
    Administration fee.............................................      19,795
    Expense reimbursement fee......................................     118,532
    Amortization of organization expenses..........................      10,359
                                                                     ----------
        Total Expenses.............................................     208,070
    Less: Waiver of expenses.......................................     (39,590)
                                                                     ----------
        Net Expenses...........................................................     168,480
                                                                                 ----------
NET INVESTMENT INCOME..........................................................     734,456
NET REALIZED GAIN ON INVESTMENTS (NOTE 3):
    Proceeds from sales............................................   2,483,407
    Cost of securities sold........................................   2,077,980
                                                                     ----------
        Net realized gain on investments.......................................     405,427
NET UNREALIZED APPRECIATION OF INVESTMENTS:
    Beginning of year..............................................   1,029,594
    End of year....................................................   9,759,028
                                                                     ----------
        Net change in unrealized appreciation..................................   8,729,434
                                                                                 ----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS...........................  $9,869,317
                                                                                 ----------
                                                                                 ----------

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                                    YEAR ENDED      YEAR ENDED
                                                                                   JULY 31,1995   JULY 31, 1994
                                                                                  --------------  --------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS:
    Net investment income.......................................................  $      734,456  $      545,816
    Net realized gain on investments............................................         405,427         207,560
    Net change in unrealized appreciation.......................................       8,729,434        (216,317)
                                                                                  --------------  --------------
        Net Increase in Net Assets Resulting from Operations....................       9,869,317         537,059
                                                                                  --------------  --------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS:
    Additions...................................................................      14,888,452      14,967,462
    Reductions..................................................................      (2,076,641)     (1,377,702)
                                                                                  --------------  --------------
        Net increase in Net Assets from Transactions in Investors'
         Beneficial Interests...................................................      12,811,811      13,589,760
                                                                                  --------------  --------------
            Total Increase in Net Assets........................................      22,681,128      14,126,819
NET ASSETS:
    Beginning of year...........................................................      31,321,660      17,194,841
                                                                                  --------------  --------------
    End of year.................................................................  $   54,002,788  $   31,321,660
                                                                                  --------------  --------------
                                                                                  --------------  --------------

-------------------------------------------------------------------------------------------

                                                                                      FOR THE PERIOD
                                                                                        AUGUST 10,
                                                  YEAR ENDED                              1990***
                          ----------------------------------------------------------    TO JULY 31,
                          JULY 31, 1995  JULY 31, 1994  JULY 31, 1993  JULY 31, 1992       1991
                          -------------  -------------  -------------  -------------  ---------------
FINANCIAL HIGHLIGHTS:
    Net investment
     income to average
     net assets*........      1.85%          2.13%          1.88%          1.99%          1.85%**
    Expenses to average
     net assets*........      0.43%          0.29%          0.29%          0.29%          0.29%**
    Portfolio turnover
     rate...............       6%             8%             4%             3%              --

--------------------------------------------------------------------------------
  *Reflects a voluntary waiver of fees by the Administrator and Adviser. Due to the limitations set forth in the expense payment arrangements, had the Administrator and Adviser not waived their fees, the ratios of net investment income and expenses to average net assets as stated would not have changed for the periods ended July 31, 1993, 1992 and 1991. For the years ended July 31, 1995 and 1994, the ratios of net investment income and expenses to average net assets would have been 1.75% and 0.53% and 2.00% and 0.42%, respectively. (See Note 2.)
 **Annualized.
***Commencement of operations.

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
JULY 31, 1995
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES. Domini Social Index Portfolio (the "Portfolio") is registered under the Investment Company Act of 1940 (the "Act") as a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on June 7, 1989. The Portfolio intends to correlate its investment portfolio as closely as is practicable with the Domini Social Index (the "Index"), which is a common stock index developed and maintained by Kinder, Lydenberg, Domini & Co., Inc. ("KLD"), the Portfolio's Adviser. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Portfolio. The Portfolio commenced operations upon effectiveness on August 10, 1990 and began investment operations on June 3, 1991. The following is a summary of the significant accounting policies of the Portfolio:

    A. VALUATION OF INVESTMENTS. The Portfolio values securities at the last reported sale price, or at the last reported bid price if no sales are reported.

    B.  DIVIDEND INCOME.  Dividend income is recorded on the ex-dividend date.

    C. FEDERAL TAXES. The Portfolio's policy is to comply with the applicable provisions of the Internal Revenue Code. Accordingly, no provision for Federal taxes is necessary.

    D. DEFERRED ORGANIZATION EXPENSE. Expenses incurred by the Portfolio in connection with its organization are being amortized by the Portfolio on a straight-line basis over a five-year period.

    E.  OTHER.   Investment transactions  are accounted for  on the trade  date.
Gains and losses are determined on the basis of identified cost.

2.  TRANSACTIONS WITH AFFILIATES.

    A. INVESTMENT ADVISORY FEES. The Portfolio has retained KLD as the Investment Adviser of the Portfolio. The services provided by KLD consist of the determination of the stocks to be included in the Index and evaluating, in accordance with KLD's criteria, debt securities which may be purchased by the Portfolio. For its services under the Investment Advisory Agreement, KLD receives from the Portfolio a fee accrued daily at an annual rate equal to 0.05% of the Portfolio's average daily net assets. For the year ended July 31, 1995, KLD voluntarily waived all of its fees.

    B. INVESTMENT MANAGEMENT FEES. For the period August 1, 1994 through November 20, 1994, the Portfolio retained State Street Bank and Trust Company ("State Street") as the Investment Manager of the Portfolio. State Street did not determine the composition of the Index. For its services under the prior Management Agreement, State Street received from the Portfolio a fee accrued daily at an annual rate equal to 0.10% of the Portfolio's average daily net assets. For the period August 1, 1994 through November 20, 1994, the Portfolio accrued and paid investment management fees of $10,180 to State Street.

    On October 5, 1994, the Board of Trustees of the Portfolio voted to terminate the investment management agreement between the Portfolio and State Street. Termination was effective as of November 21, 1994, at which time Mellon Equity Associates ("MEA") assumed responsibility for the management of the Portfolio's assets. MEA does not determine the composition of the Index. Under the new Management Agreement, the Portfolio pays MEA an investment management fee equal on an annual basis to the following percentages of the Portfolio's average daily net assets for its then-current fiscal year: 0.10% of assets up to $50 million; 0.30% of assets between $50 million and $100 million; 0.20% of assets between $100 million and $500 million; and 0.15% of assets over $500 million. For the period November 21, 1994 through July 31, 1995, the Portfolio accrued and paid investment management fees of $29,409 to MEA.

    C. EXPENSE PAYMENT AGREEMENTS. Pursuant to expense payment arrangements between Signature and each of the Fund and the Portfolio effective January 1, 1995, Signature has agreed to pay all of the operating expenses of the Fund and the Portfolio, including the advisory and management fees of the Portfolio and the administration fees of the Fund and the Portfolio. Under these arrangements, Signature receives expense payment fees (i) from the Fund, at an annual rate equal to 0.48% of the Fund's average daily net assets for its then-current fiscal year, and (ii) from the Portfolio, at an annual rate equal to 0.50% of the Portfolio's average daily net assets for its then-current fiscal year. As a result, the aggregate annual operating expenses (including amortization of organization expenses) of the Fund and the Portfolio will not exceed 0.98% of the average daily net assets of the Fund. After the expense payment arrangements terminate on December 31, 1999, the dollar-based expenses of the Fund and the Portfolio will each be paid directly. Prior to January 1, 1995, the Fund and the Portfolio each had entered into expense reimbursement agreements (the "Prior Agreements") with Signature pursuant to which the aggregate annual operating expenses (including amortization of an organization expenses) of the Fund and the Portfolio would not exceed 0.98% of the Fund's average daily net assets for its then-current fiscal year. Under the Prior Agreements, Signature agreed to pay the expenses of the Fund and the Portfolio (except for fees payable under each of the Administrative Services Agreements, the Distribution Agreement, the Management Agreement, the Advisory Agreement and expenses related to the organization of the Fund and the Portfolio) until April 30, 2000, all subject to reimbursement by the Fund or the Portfolio, as the case may be. For the year ended July 31, 1995, Signature incurred approximately $90,542 in expenses on behalf of the Portfolio.

    D. REIMBURSEMENT OF EXPENSES. The Administrator has agreed to pay certain expenses of the Domini Social Equity Fund (the "Fund"), formerly the Domini Social Index Trust, and the Portfolio subject to reimbursement. To accomplish such reimbursement, the Administrator may either receive an expense reimbursement fee from the Fund and the

DOMINI SOCIAL INDEX PORTFOLIO
NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
JULY 31, 1995
--------------------------------------------------------------------------------
Portfolio or may reimburse the Fund and the Portfolio directly for expenses incurred such that after such reimbursement the aggregate expenses of the Fund and the Portfolio will not exceed 0.98% of the average daily net assets of the Fund. For the period August 1, 1994 through December 31, 1994, the aggregate expenses of the Fund and the Portfolio were limited to 0.75% of the average daily net assets of the Fund. The expense reimbursement fee agreement will terminate on the earlier of April 30, 2000, or the date on which the cumulative reimbursement fee equals the cumulative payments of such reimbursable expenses made by the Administrator. For the year ended July 31, 1995, the Administrator incurred approximately $90,542 in expenses on behalf of the Portfolio.

3. INVESTMENT TRANSACTIONS. Purchase and sales of investments, other than U.S. Government securities and short-term obligations, aggregated $15,541,954 and $2,483,407, respectively.

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
The Trustees and Shareholders
  Domini Social Index Portfolio:

    We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Domini Social Index Portfolio as of July 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended and for the period from August 10, 1990 (commencement of operations) to July 31, 1991. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 1995 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Domini Social Index Portfolio as of July 31, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the four-year period then ended and for the period from August 10, 1990 to July 31, 1991, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Boston, Massachusetts
August 25, 1995

DSI73C
                                     PART C

Item 24.  Financial Statements and Exhibits.

           (a)    Financial Statements Included in Part A:

                  Not applicable.

                  Financial Statements Included in Part B:

                  Portfolio of Investments at July 31, 1995 Statement of Assets and Liabilities at July 31, 1995 Statement of Operations at July 31, 1995 Statements of Changes in Net Assets for the fiscal year ended July 31, 1994 and 1995 Notes to Financial Statements

       (b)   Exhibits

     1.Declaration of Trust of the Registrant.**

     2.By-Laws of the Registrant.**

 5.(a) Investment Advisory Agreement between the Registrant and Kinder,
       Lydenberg, Domini & Co., Inc. ("KLD").**

 5.(b) Investment Management Agreement between the Registrant and Mellon Equity
       Associates.**

     6.Not applicable.

     8.Custodian Agreement between the Registrant and Investors Bank & Trust
       Company, as custodian (including transfer agency services).*

 9.(a) Administrative Services Agreement between the Registrant and Signature
       Broker-Dealer Services, Inc. ("Signature"), as administrator.*

 9.(b) Administrative Services Plan of the Registrant.*

    11.Not applicable.

    13.Investment representation letters from initial shareholders.*

    17.Financial Data Schedule.**

   *   Previously filed and incorporated herein by reference.
  **   Filed herewith.

Item 25.  Persons Controlled by or under Common Control with Registrant.

         Not applicable.

Item 26.  Number of Holders of Securities.

                  (1)                                (2)
                                                     Number of Record Holders
         Title of Class                              as of November 27, 1995
         --------------                              -----------------------

         Beneficial Interests                                        3

Item 27.  Indemnification.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28.  Business and Other Connections of Investment Adviser.

         The Directors of KLD are Peter D. Kinder, Amy Lee Domini and Steven D. Lydenberg. The stockholders of KLD are Peter D. Kinder, Amy Lee Domini, Steven
D. Lydenberg and James Earl Brooks.

Item 29.  Principal Underwriters.

         (a) Signature is the exclusive placement agent for the Registrant. Signature or an affiliate acts as the placement agent or distributor for other registered investment companies.

         (b) The information required by this Item 29 with respect to each director or officer of Signature is incorporated by reference herein from Schedule A of Form BD (File No. 8-41134) filed by Signature pursuant to the Securities Exchange Act of 1934.

         (c)  Not Applicable.

Item 30.  Location of Accounts and Records.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Name                                        Address

Kinder, Lydenberg, Domini & Co., Inc.                Seven Dana Street
(investment adviser)                                 Cambridge, MA  02138

State Street Bank and Trust Company                  1776 Heritage Drive
(investment manager)                                 North Quincy, MA  02171

Signature Broker-Dealer                              6 St. James Avenue
Services, Inc.                                       Boston, MA  02116

(administrator and exclusive
placement agent)

Investors Bank & Trust Company                      79 Milk Street
(custodian)                                         Boston, MA  02205

Item 31.  Management Services.

         Not applicable.

Item 32.  Undertakings.

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston, and Commonwealth of Massachusetts on the 27th day of November, 1995.


                                             DOMINI SOCIAL INDEX PORTFOLIO


                                             By  /S/ PHILIP W. COOLIDGE
                                                   Philip W. Coolidge
                                                   President

DSI73C

DSI73C


                                    EXHIBITS



Exhibit
No.                         Description of Exhibit

     1.  Declaration of Trust of the Registrant.

     2.  By-Laws of the Registrant.

  5.(a)  Investment Advisory Agreement between the Registrant and KLD.

  5.(b) Investment Management Agreement between the Registrant and Mellon Equity Associates.

  17     Financial Data Schedule